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                                                                    Exhibit 12.1





GAYLORD ENTERTAINMENT COMPANY
OTHER FINANCIAL DATA
RATIO OF EARNINGS TO FIXED CHARGES

                                                                                                                Three Months Ended
                                                            Years Ended December 31,                                 March 31,
                                            -----------------------------------------------------------------   ------------------
                                                2000          2001          2002         2003         2004         2004      2005
                                            -----------------------------------------------------------------   ------------------
Fixed Charges:
INTEREST EXPENSED AND CAPITALIZED:
  Interest expense net of capitalization         30,307        39,365       46,960       52,804       55,064       9,829    18,091
  Capitalized interest                            6,775        18,781        6,825       14,811        5,464       5,125       355
    Total interest expensed and
    capitalized (includes amortization
    of deferred financing costs)                 37,082        58,146       53,785       67,615       60,528      14,954    18,446

  Rent Expense                                    2,600         2,700       13,100       13,595       22,260       5,305     6,189
    % Rent assumed Interest                       90.57%        90.57%       90.57%       90.57%       90.57%      90.57%    90.57%
                                            --------------------------------------------------------------------------------------
       Interest component of rent                 2,355         2,445       11,865       12,313       20,162       4,805     5,606

                                            --------------------------------------------------------------------------------------
TOTAL FIXED CHARGES                              39,437        60,591       65,650       79,928       80,690      19,759    24,052
                                            --------------------------------------------------------------------------------------

EARNINGS:
Add:
Pre-tax income                                 (162,053)      (19,692)      16,335      (55,874)     (94,013)    (29,828)  (13,931)
Fixed Charges                                    39,437        60,591       65,650       79,928       80,690      19,759    24,052
Amortization of Capitalized Interest                269           269        1,264        1,264        1,622         249       458
Less:
Interest capitalized                             (6,775)      (18,781)      (6,825)     (14,811)      (5,464)     (5,125)     (355)

                                            --------------------------------------------------------------------------------------
TOTAL EARNINGS                                 (129,122)       22,387       76,424       10,507      (17,165)    (14,945)   10,224
                                            --------------------------------------------------------------------------------------

Earnings to Fixed Charges                         (3.27)         0.37         1.16         0.13        (0.21)      (0.76)     0.43

RATIO DISCLOSED                                      --            --         1.16           --           --          --        --



For the years 2000, 2001, 2003, and 2004, as well as the three months ended March 31, 2004 and 2005, earnings were insufficent to cover fixed charges.

The amount of earnings needed to cover fixed charges were $168.6 million, $38.2 million, $69.4 million, and $97.9 million for the years ended December 31, 2000, 2001, 2003 and 2004, respectively, and $34.7 million and $13.8 million for the three months ended March 31, 2004 and 2005, respectively.